Gates Industrial Reports First-Quarter 2021 Results
Denver, CO, May 10, 2021
First-Quarter 2021 Financial Summary
◦Net sales up 24.1%, including core revenue growth of 21.0%, compared to the prior-year period.
◦Net income attributable to shareholders of $67.3 million, or $0.23 per diluted share, a year-over-year increase of 89.0%.
◦Adjusted Net Income per diluted share of $0.33, a year-over-year increase of 57.1%.
◦Adjusted EBITDA of $196.3 million, a year-over-year increase of 62.5% and Adjusted EBITDA margin of 22.3%, or year-over-year expansion of 530 basis points.
◦Raising 2021 guidance to core revenue growth of 19.5% with Adjusted EBITDA margin expansion of 430 basis points at the midpoints.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the first quarter ended April 3, 2021.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “Our business is off to an excellent start to the year, building on the momentum we experienced exiting 2020 and significantly exceeding our original guidance. Our substantial above-market growth is evidence of the accelerating success our innovation investments and growth initiatives continue to have in driving share gains, as well as the secular trends in several of our end markets on which we’re capitalizing. We saw strength across the business, as well as strong momentum in orders throughout the quarter.”
Jurek continued, “Operationally, we were agile and proactive, successfully managing the significant increase in volumes while driving productivity initiatives and delivering excellent incremental margins. Looking ahead, we believe the encouraging trends we see with respect to order rates, end market activity and the traction of our growth initiatives support our demand expectations. Uncertainties remain in certain regions, particularly with respect to raw material and labor availability, as well as lingering COVID inefficiencies, but our performance to-date gives us confidence that we are well positioned to both seize on our growth opportunities and successfully navigate these complexities.”
First-Quarter Financial Results
First-quarter net sales were $881.3 million, an increase of 24.1% over the prior-year quarter net sales of $710.1 million, including a core revenue increase of 21.0% and favorable foreign currency impact of 3.1%. The growth in the quarter was broad based, with our first-fit business showing the most significant year-over-year improvement, led by the Diversified Industrial, On-Highway, Off-Highway and Mobility & Recreation end markets. Sales into replacement channels also showed strong year-over-year growth, with no evidence of significant restocking.

Net income attributable to shareholders in the first quarter of 2021 was $67.3 million, or $0.23 per diluted share, compared to $35.6 million, or $0.12 per diluted share in the first quarter of 2020. Adjusted Net Income for the first quarter of 2021 was $97.8 million, or $0.33 per diluted share, compared to $61.6 million, or $0.21 per diluted share in the first quarter of 2020. The diluted weighted average number of shares outstanding in the first quarter of 2021 was 296,363,267 compared to 292,111,253 in the first quarter of 2020.
First-quarter Adjusted EBITDA was $196.3 million, or 22.3% of net sales, compared to $120.8 million, or 17.0% of net sales in the prior-year quarter, representing year-over-year growth of 62.5%. The significant Adjusted EBITDA margin expansion of 530 basis points was driven by productivity improvements, volume and strong operational execution.
Power Transmission Segment Results

	Three months ended
(USD in millions)	April 3, 2021	March 28, 2020	% Change	% Core Change
Net sales	$559.5	$441.2	26.8%	23.1%
Adjusted EBITDA	$132.7	$79.5	66.9%
Adjusted EBITDA margin	23.7%	18.0%	570 bps
Power Transmission net sales for the first-quarter of 2021 increased by 26.8% to $559.5 million, reflecting a core revenue increase of 23.1% and favorable foreign currency effects of 3.7%. Growth was led by the Diversified Industrial, Off-Highway and Mobility & Recreation end markets, where our organic growth initiatives performed particularly well. While sales into replacement channels showed strong growth, it was outpaced by those into first-fit channels.
Power transmission Adjusted EBITDA increased by 66.9% over the prior-year quarter, with the corresponding Adjusted EBITDA margin expansion of 570 basis points, attributable to productivity initiatives, increased volumes and strong operational execution.
Fluid Power Segment Results

	Three months ended
(USD in millions)	April 3, 2021	March 28, 2020	% Change	% Core Change
Net sales	$321.8	$268.9	19.7%	17.5%
Adjusted EBITDA	$63.6	$41.3	54.0%
Adjusted EBITDA margin	19.8%	15.4%	440 bps
Fluid Power net sales increased by 19.7% to $321.8 million in the first quarter, reflecting a core revenue growth of 17.5% and favorable foreign currency effects of 2.2%. The Diversified Industrial and Off-Highway end markets saw particularly strong year-over-year growth, with sales of our new products accelerating. Sales into replacement channels experienced strong growth, but the most significant growth came in our first-fit business.
Fluid Power Adjusted EBITDA increased by 54.0% over the prior-year quarter, with the Adjusted EBITDA margin improving by 440 basis points. The significant margin expansion was driven by productivity initiatives and volume increases, as well as improved utilization of our new manufacturing capacity.

Liquidity and Capital Resources
During the first quarter of 2021, the Company saw a typical seasonal outflow of cash from operations, with higher Adjusted EBITDA offset by higher working capital levels to support growth compared to the first quarter of 2020. Capital expenditures in the first quarter of 2021 increased to $20.2 million from $14.9 million in the prior-year period.
As of April 3, 2021, the Company had total cash and cash equivalents of $447.4 million, committed borrowing headroom of $417.7 million and total outstanding debt of $2.7 billion. The Company does not have any material debt maturities until 2024.
2021 Outlook
The Company is increasing its full-year 2021 outlook. Core revenue growth is now expected to be in the range of 18% to 21%, increased from the previous range of 9% to 14%. Adjusted EBITDA margin is now expected to be in the range of 22.0% to 22.8%, compared to the previous range of 21.0% to 22.0%. The Company continues to expect capital expenditures to range between $90 million and $110 million and free cash flow conversion to be greater than 80%.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 10:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (844) 867-2998 (domestic) or +1 (647) 689-4555 (international) and requesting the Gates Industrial Corporation First Quarter 2021 Earnings Conference Call. An audio replay of the conference call can be accessed by dialing (800) 585-8367 (domestic) or +1 (416) 621-4642 (international), and providing the passcode 3730128, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business, financial results, innovation investments, growth initiatives, productivity, increased momentum and demand recovery, and the statements in the “2021 Outlook” section of this press release. Such forward-looking statements are subject to various risks and uncertainties, including, among others, the uncertainties relating to the impact of the COVID-19 pandemic and associated governmental measures on the Company's business, operations, employees, financial condition and results of operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control including inflation and end-market recovery, continued operation of our manufacturing facilities, our ability to forecast and meet demand, market acceptance of new products, and the significant influence of the Company’s majority shareholders, investment funds affiliated with The Blackstone Group Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed with the Securities and Exchange Commission (“SEC”), as such factors may be further updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
(USD in millions, except per share amounts)	April 3, 2021	March 28, 2020
Net sales	$881.3	$710.1
Cost of sales	535.8	454.3
Gross profit	345.5	255.8
Selling, general and administrative expenses	211.6	193.4
Transaction-related expenses (income)	2.4	(0.2)
Restructuring expenses	2.9	1.9
Other operating expenses	—	2.3
Operating income from continuing operations	128.6	58.4
Interest expense	34.4	36.7
Other income	(1.2)	(2.1)
Income from continuing operations before taxes	95.4	23.8
Income tax expense (benefit)	18.9	(16.1)
Net income from continuing operations	76.5	39.9
Loss on disposal of discontinued operations, net of tax, respectively, of $0 and $0	0.1	—
Net income	76.4	39.9
Less: non-controlling interests	9.1	4.3
Net income attributable to shareholders	$67.3	$35.6

Earnings per share
Basic
Earnings per share from continuing operations	$0.23	$0.12
Earnings per share from discontinued operations	—	—
Earnings per share	$0.23	$0.12

Diluted
Earnings per share from continuing operations	$0.23	$0.12
Earnings per share from discontinued operations	—	—
Earnings per share	$0.23	$0.12

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of April 3, 2021	As of January 2, 2021
Assets
Current assets
Cash and cash equivalents	$447.4	$521.4
Trade accounts receivable, net	819.5	695.0
Inventories	536.0	508.2
Taxes receivable	28.5	28.6
Prepaid expenses and other assets	167.6	153.4
Total current assets	1,999.0	1,906.6
Non-current assets
Property, plant and equipment, net	688.7	705.0
Goodwill	2,087.1	2,120.2
Pension surplus	70.9	69.3
Intangible assets, net	1,742.2	1,788.6
Right-of-use assets	119.3	120.9
Taxes receivable	20.3	26.5
Deferred income taxes	629.1	672.6
Other non-current assets	19.8	16.6
Total assets	$7,376.4	$7,426.3
Liabilities and equity
Current liabilities
Debt, current portion	$30.3	$42.7
Trade accounts payable	439.9	417.4
Taxes payable	16.9	14.0
Accrued expenses and other current liabilities	269.5	252.2
Total current liabilities	756.6	726.3
Non-current liabilities
Debt, less current portion	2,629.8	2,666.0
Post-retirement benefit obligations	138.3	142.5
Lease liabilities	112.3	113.6
Taxes payable	109.3	111.5
Deferred income taxes	330.4	360.4
Other non-current liabilities	69.7	121.0
Total liabilities	4,146.4	4,241.3
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 291,598,982 (January 2, 2021: authorized shares: 3,000,000,000; outstanding shares: 290,853,067)	2.9	2.9
—Additional paid-in capital	2,463.1	2,456.8
—Accumulated other comprehensive loss	(833.1)	(805.4)
—Retained earnings	1,218.7	1,151.4
Total shareholders’ equity	2,851.6	2,805.7
Non-controlling interests	378.4	379.3
Total equity	3,230.0	3,185.0
Total liabilities and equity	$7,376.4	$7,426.3

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended
(USD in millions)	April 3, 2021	March 28, 2020
Cash flows from operating activities
Net income	$76.4	$39.9
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	55.8	54.9
Foreign exchange and other non-cash financing expenses	7.3	2.9
Share-based compensation expense	6.3	2.9
Decrease in post-employment benefit obligations, net	(4.2)	(1.8)
Deferred income taxes	(9.6)	3.7
Other operating activities	2.0	2.7
Changes in operating assets and liabilities:
—Increase in accounts receivable	(131.8)	(42.1)
—Increase in inventories	(36.2)	(27.5)
—Increase in accounts payable	29.2	19.5
—Increase in prepaid expenses and other assets	(5.8)	(6.1)
—Increase (decrease) in taxes payable	7.1	(38.3)
—(Decrease) increase in other liabilities	(20.5)	20.4
Net cash (used in) provided by operations	(24.0)	31.1
Cash flows from investing activities
Purchases of property, plant and equipment	(18.1)	(12.1)
Purchases of intangible assets	(2.1)	(2.8)
Cash paid under corporate-owned life insurance policies	(10.1)	(9.8)
Cash received under corporate-owned life insurance policies	0.9	—
Other investing activities	0.2	0.1
Net cash used in investing activities	(29.2)	(24.6)
Cash flows from financing activities
Issuance of shares	1.7	2.1
Payments of long-term debt	(5.5)	(6.2)
Debt issuance costs paid	(7.8)	(0.3)
Other financing activities	(3.5)	1.5
Net cash used in financing activities	(15.1)	(2.9)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(5.8)	(12.9)
Net decrease in cash and cash equivalents and restricted cash	(74.1)	(9.3)
Cash and cash equivalents and restricted cash at the beginning of the period	524.1	636.6
Cash and cash equivalents and restricted cash at the end of the period	$450.0	$627.3
Supplemental schedule of cash flow information
Interest paid	$39.8	$25.5
Income taxes paid	$21.5	$18.5
Accrued capital expenditures	$0.4	$1.9

Non-GAAP Financial Statements
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals, where applicable. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended
(USD in millions)	April 3, 2021	March 28, 2020
Net income from continuing operations	$76.5	$39.9
Adjusted for:
Income tax expense (benefit)	18.9	(16.1)
Net interest and other expenses	33.2	34.6
Depreciation and amortization	55.8	54.9
Transaction-related expenses (income) (1)	2.4	(0.2)
Restructuring expenses (2)	2.9	1.9
Share-based compensation expense	6.3	2.9
Sponsor fees (included in other operating expenses) (3)	—	1.7
Severance expenses (included in cost of sales)	—	0.1
Severance expenses (included in SG&A)	0.3	0.5
Other items not directly related to current operations	—	0.6
Adjusted EBITDA	$196.3	$120.8

(1)	Transaction-related expenses (income) relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended
(USD in millions, except share numbers and per share amounts)	April 3, 2021	March 28, 2020
Net income attributable to shareholders	$67.3	$35.6
Adjusted for:
Loss on disposal of discontinued operations	0.1	—
Amortization of intangible assets arising from the 2014 acquisition of Gates	30.4	29.3
Transaction-related expenses (income) (1)	2.4	(0.2)
Restructuring expenses (2)	2.9	1.9
Share-based compensation expense	6.3	2.9
Sponsor fees (included in other operating expenses) (3)	—	1.7
Adjustments relating to post-retirement benefits	(1.2)	(0.5)
Financing-related FX gains	1.1	0.3
Other adjustments	(2.4)	(0.8)
Estimated tax effect of the above adjustments	(9.1)	(8.6)
Adjusted Net Income	$97.8	$61.6

Diluted weighted-average number of shares outstanding	296,363,267	292,111,253
Adjusted Net Income per diluted share	$0.33	$0.21

(1)	Transaction-related expenses (income) relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended April 3, 2021
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended April 3, 2021 (1)	$559.5	$321.8	$881.3
Impact on net sales of movements in currency rates	(16.6)	(5.8)	(22.4)
Core revenue for the three months ended April 3, 2021	$542.9	$316.0	$858.9

Net sales for the three months ended March 28, 2020	441.2	268.9	710.1
Increase in net sales on a core basis (core revenue)	$101.7	$47.1	$148.8

Core revenue growth	23.1%	17.5%	21.0%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Three months ended		Twelve months ended
(USD in millions)	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Net cash (used in) provided by operations	$(24.0)	$31.1	$253.9	$427.7
Capital expenditures (1)	(20.2)	(14.9)	(72.7)	(75.1)
Free Cash Flow	$(44.2)	$16.2	$181.2	$352.6

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	April 3, 2021	March 28, 2020
Free Cash Flow	$181.2	$352.6
Adjusted Net Income	$240.7	$258.5
Free Cash Flow Conversion	75.3%	136.4%

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com